UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2020

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02 – Termination of a Material Definitive Agreement

On March 3, 2017, ImmunoGen, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”), as sales agent, with respect to an at-the-market offering program (the “ATM Program”), under which the Company could offer and sell, from time to time at its sole discretion, shares of its common stock having an aggregate offering price of up to $50,000,000 (the “Placement Shares”) through Cowen. On the same date, the Company filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, which was amended on May 5, 2017 (File No. 333- 216438), to register $200,000,000 of shares of its common stock and other securities that included a prospectus covering sales of the Placement Shares under the ATM Program (the “ATM Prospectus”), which was declared effective on May 11, 2017.

On January 22, 2020, in connection with the proposed public offering described in Item 8.01 below, the Company terminated the Sales Agreement, effective on the same date. The Company has not offered or sold any Placement Shares, and will not do so, in connection with the ATM Program and the ATM Prospectus.

ITEM 7.01 – Regulation FD Disclosure

A copy of the press release announcing the proposed public offering described in Item 8.01 below, is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated into this Item 7.01 by reference.

The press release and the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 – OTHER INFORMATION

On January 22, 2020, the Company issued a press release announcing it has commenced an underwritten public offering of shares of its common stock, and its intention to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares in the offering will be sold by the Company.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

In connection with the proposed public offering, the Company also disclosed that in December 2019, the Company granted an exclusive development and commercialization license to CytomX Therapeutics, Inc. (“CytomX”) to the Company’s cytotoxic payload technology for use with antibodies (and Probodies™ developed therefrom) directed to epithelial cell adhesion molecule (“EpCAM”), including certain of the Company’s proprietary anti-EpCAM antibodies developed into Probodies utilizing CytomX’s Probody technology, in return for which the Company will receive an upfront payment from CytomX with the potential for additional payments following CytomX’s successful achievement of pre-defined clinical development, approval, and commercialization milestones, as well as royalties on net sales. In addition, the new license terminated the previous exclusive development and commercialization license CytomX granted the Company in 2017 to CytomX’ proprietary antibody-masking technology for use with Probodies.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company’s judgment as of the date of this report. Such forward-looking statements include: statements regarding the proposed public offering. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this report. Factors that could cause future results to differ materially from such expectations include, but are not limited to uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors more fully described in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and other reports filed with the Securities and Exchange Commission. These forward-looking statements are made only as the date of this report, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.	Exhibit

99.1	Press release dated January 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: January 22, 2020	/s/ David G. Foster

David G. Foster
Vice President and Chief Accounting Officer